May 2026

Pricing Supplement No. 15,950

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 18, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of KKR & Co. Inc. due May 23, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the class A common stock of Blue Owl Capital Inc., the common stock of Apollo Global Management, Inc., the class A common stock of Ares Management Corporation and the common stock of KKR & Co. Inc. (each referred to as an “underlying stock”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days is greater than or equal to its respective starting price for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 34.00% per annum. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

￭If the ending price of any underlying stock is less than its respective starting price but the ending price of each underlying stock is greater than or equal to 50% of its respective starting price, which we refer to as the respective downside threshold price, you will receive a maturity payment amount of $1,000 plus an unleveraged positive return equal to the absolute value of the percentage decline in the price of the lowest performing underlying stock from its starting price to its ending price, which will effectively be limited to a positive return of 50% per $1,000 security.

￭If the ending price of any underlying stock is less than its respective downside threshold price, investors will be exposed to the full decline in the lowest performing underlying stock on a 1-to-1 basis, and will receive a maturity payment amount that is less than 50% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities.

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying stock in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying stock closes at or above the respective starting price on a calculation day or the final calculation day, in addition to the absolute return feature that applies to only a limited range of performance of the lowest performing underlying stock.

￭Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective downside threshold price of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the securities is $910.90 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 6.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$700,000	$18,025	$681,975

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 23, 2029, subject to postponement if the final calculation day is postponed
Underlying stocks:

Common stock of Blue Owl Capital Inc. (the “OWL Stock”), common stock of Apollo Global Management, Inc. (the “APO Stock”), class A common stock of Ares Management Corporation (the “ARES Stock”) and the common stock of KKR & Co. Inc. (the “KKR Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Automatic call:

If, on any calculation day, beginning on May 21, 2027, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is below its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:

●1st calculation day: $1,340.00 which corresponds to a call premium of 34.00%

●2nd calculation day: $1,368.33 which corresponds to a call premium of 36.833%

●3rd calculation day: $1,396.67 which corresponds to a call premium of 39.667%

●4th calculation day: $1,425.00 which corresponds to a call premium of 42.50%

●5th calculation day: $1,453.33 which corresponds to a call premium of 45.333%

●6th calculation day: $1,481.67 which corresponds to a call premium of 48.167%

●7th calculation day: $1,510.00 which corresponds to a call premium of 51.00%

●8th calculation day: $1,538.33 which corresponds to a call premium of 53.833%

●9th calculation day: $1,566.67 which corresponds to a call premium of 56.667%

●10th calculation day: $1,595.00 which corresponds to a call premium of 59.50%

●11th calculation day: $1,623.33 which corresponds to a call premium of 62.333%

●12th calculation day: $1,651.67 which corresponds to a call premium of 65.167%

●13th calculation day: $1,680.00 which corresponds to a call premium of 68.00%

●14th calculation day: $1,708.33 which corresponds to a call premium of 70.833%

●15th calculation day: $1,736.67 which corresponds to a call premium of 73.667%

●16th calculation day: $1,765.00 which corresponds to a call premium of 76.50%

●17th calculation day: $1,793.33 which corresponds to a call premium of 79.333%

●18th calculation day: $1,821.67 which corresponds to a call premium of 82.167%

●19th calculation day: $1,850.00 which corresponds to a call premium of 85.00%

●20th calculation day: $1,878.33 which corresponds to a call premium of 87.833%

●21st calculation day: $1,906.67 which corresponds to a call premium of 90.667%

●22nd calculation day: $1,935.00 which corresponds to a call premium of 93.50%

●23rd calculation day: $1,963.33 which corresponds to a call premium of 96.333%

●24th calculation day: $1,991.67 which corresponds to a call premium of 99.167%

●Final calculation day: $2,020.00 which corresponds to a call premium of 102.00%

No further payments will be made on the securities once they have been called.

Calculation days:	Monthly, as follows:

May 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

●1st calculation day: May 21, 2027*

●2nd calculation day: June 21, 2027*

●3rd calculation day: July 21, 2027*

●4th calculation day: August 23, 2027*

●5th calculation day: September 21, 2027*

●6th calculation day: October 21, 2027*

●7th calculation day: November 22, 2027*

●8th calculation day: December 21, 2027*

●9th calculation day: January 21, 2028*

●10th calculation day: February 22, 2028*

●11th calculation day: March 21, 2028*

●12th calculation day: April 21, 2028*

●13th calculation day: May 22, 2028*

●14th calculation day: June 21, 2028*

●15th calculation day: July 21, 2028*

●16th calculation day: August 21, 2028*

●17th calculation day: September 21, 2028*

●18th calculation day: October 23, 2028*

●19th calculation day: November 21, 2028*

●20th calculation day: December 21, 2028*

●21st calculation day: January 22, 2029*

●22nd calculation day: February 21, 2029*

●23rd calculation day: March 21, 2029*

●24th calculation day: April 23, 2029*

●Final calculation day: May 18, 2029*

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending price of any underlying stock is less than its respective starting price but the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000 + ($1,000 × absolute stock return of lowest performing underlying stock);

Under these circumstances, you will receive a 1% positive return on the securities for each 1% negative return on the lowest performing underlying stock. In no event will this amount exceed the face amount plus $500.

￭if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock

Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Lowest performing underlying stock:	The underlying stock with the lowest performance factor
Performance factor:	With respect to each underlying stock, the ending price divided by the starting price
Starting price:	With respect to the class A common stock of Blue Owl Capital Inc.: $9.49, its stock closing price on the pricing date.

May 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

With respect to the common stock of Apollo Global Management, Inc.: $134.07, its stock closing price on the pricing date.

With respect to the class A common stock of Ares Management Corporation: $123.70, its stock closing price on the pricing date.

With respect to the common stock of KKR & Co. Inc.: $95.97, its stock closing price on the pricing date.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Downside threshold price:

With respect to the class A common stock of Blue Owl Capital Inc.: $4.745, which is equal to 50% of its starting price.

With respect to the common stock of Apollo Global Management, Inc.: $67.035, which is equal to 50% of its starting price.

With respect to the class A common stock of Ares Management Corporation: $61.85, which is equal to 50% of its starting price.

With respect to the common stock of KKR & Co. Inc.: $47.985, which is equal to 50% of its starting price.

Absolute stock return:	The absolute value of the stock return. For example, a -5% stock return for the lowest performing underlying stock will result in a +5% absolute stock return.
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	May 18, 2026
Original issue date:	May 21, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781F2U6 / US61781F2U60
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

May 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $910.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of KKR & Co. Inc. due May 23, 2029 (the “securities”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying stock has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlying stocks;

￭Understand that any positive return based on the depreciation of the lowest performing underlying stock will be limited to 50%, and that if the stock closing price of any underlying stock on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 50%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭Understand and are willing to accept the full downside risks of each underlying stock;

￭Are willing to forgo interest payments on the securities and dividends on the underlying stocks; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the stock closing price of any underlying stock on the final calculation day may decline by more than 50% from its respective starting price to its ending price, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlying stocks;

￭Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭Seek exposure to the upside performance of any or each underlying stock beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Blue Owl Capital Inc. Overview,” “Apollo Global Management, Inc. Overview” “Ares Management Corporation Overview” and “KKR & Co. Inc. Overview” below.

May 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

May 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective stock closing price on the applicable calculation day.

May 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the stock closing price of each underlying stock on the calculation days, and the maturity payment amount, if any, will be determined by reference to the stock closing price of each underlying stock on the final calculation day. The actual starting prices and downside threshold prices are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:

Call Payment

●1st calculation day: $1,340.00

●2nd calculation day: $1,368.33

●3rd calculation day: $1,396.67

●4th calculation day: $1,425.00

●5th calculation day: $1,453.33

●6th calculation day: $1,481.67

●7th calculation day: $1,510.00

●8th calculation day: $1,538.33

●9th calculation day: $1,566.67

●10th calculation day: $1,595.00

●11th calculation day: $1,623.33

●12th calculation day: $1,651.67

●13th calculation day: $1,680.00

●14th calculation day: $1,708.33

●15th calculation day: $1,736.67

●16th calculation day: $1,765.00

●17th calculation day: $1,793.33

●18th calculation day: $1,821.67

●19th calculation day: $1,850.00

●20th calculation day: $1,878.33

●21st calculation day: $1,906.67

●22nd calculation day: $1,935.00

●23rd calculation day: $1,963.33

●24th calculation day: $1,991.67

●Final calculation day: $2,020.00

Hypothetical starting price:	With respect to the OWL Stock: $100
With respect to the APO Stock: $100
With respect to the ARES Stock: $100
With respect to the KKR Stock: $100
Hypothetical downside threshold price:	With respect to the OWL Stock: $50, which is 50% of its hypothetical starting price
With respect to the APO Stock: $50, which is 50% of its hypothetical starting price
With respect to the ARES Stock: $50, which is 50% of its hypothetical starting price
With respect to the KKR Stock: $50, which is 50% of its hypothetical starting price

May 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

* The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices and downside threshold prices are set forth under “Final Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	OWL Stock Closing Price	APO Stock Closing Price	ARES Stock Closing Price	KKR Stock Closing Price	Payment (per Security)
1st Calculation Day	$80 (below the starting price)	$120 (at or above the starting price)	$130 (at or above the starting price)	$140 (at or above the starting price)	--
2nd Calculation Day	$110 (at or above the starting price)	$125 (at or above the starting price)	$130 (at or above the starting price)	$135 (at or above the starting price)	$1,368.33

In this example, on the first calculation day, the stock closing prices of three of the underlying stocks are at or above their respective starting prices, but the stock closing price of the other underlying stock is below its respective starting price. Therefore, the securities are not called. On the second calculation day, the stock closing price of each underlying stock is at or above the respective starting price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,368.33 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying stock.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlying stocks close below the respective starting price(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	OWL Stock Ending Price	APO Stock Ending Price	ARES Stock Ending Price	KKR Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its starting price)	$140 (at or above its starting price)	$130 (at or above its starting price)	$142 (at or above its starting price)	$2,020
Example 2:	$60 (below its starting price but at or above its downside threshold price)	$110 (at or above its starting price and downside threshold price)	$115 (at or above its starting price and downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000 + ($1,000 x absolute return of lowest performing underlying stock) = $1,000 + ($1,000 x 40%) = $1,400
Example 3:	$125 (at or above its starting price and downside threshold price)	$40 (below its downside threshold price)	$140 (at or above its starting price and downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000 × ($40 / $100) = $400
Example 4:	$20 (below its downside threshold price)	$80 (below its starting price but at or above its downside threshold price)	$125 (at or above its starting price and downside threshold price)	$120 (at or above its starting price and downside threshold price)	$1,000 × ($20 / $100) = $200

May 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Example 5:	$45 (below its downside threshold price)	$35 (below its downside threshold price)	$25 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the ending price of each underlying stock is at or above its respective starting price. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying stock.

In example 2, the ending prices of three of the underlying stocks are at or above their starting prices and downside threshold prices, but the ending price of the other underlying stock is below its starting price and at or above its downside threshold price. Because the ending price of the lowest performing underlying stock is less than its starting price but greater than or equal to its downside threshold price, investors receive $1,000 plus an unleveraged return reflecting the absolute value of the 40% decline in the lowest performing underlying stock per security at maturity. Investors do not participate in any appreciation in any underlying stock.

In example 3, the ending prices of three of the underlying stocks are at or above their starting prices and downside threshold prices, but the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the APO Stock, which is the lowest performing underlying stock in this example.

In example 4, the ending price of two of the underlying stocks are at or above their starting prices and downside threshold prices, the ending price of one of the underlying stocks is below its starting price and at or above its downside threshold price, and the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. Investors receive at maturity an amount equal to the face amount the performance factor of the OWL Stock, which is the lowest performing underlying stock in this example.

In example 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the KKR Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying stock at maturity, and your maturity payment amount will be less than 50% of the face amount per security and could be zero.

May 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying stock is less than its respective downside threshold price of 50% of its starting price, the contingent absolute return feature will no longer be available and you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

￭Any positive return based on the depreciation of the lowest performing underlying stock is effectively capped. Any positive return based on the depreciation of the lowest performing underlying stock will be capped at 50% because the contingent absolute return feature is operative only if the ending price of the lowest performing underlying stock is greater than or equal to its threshold price. Any depreciation of the lowest performing underlying stock beyond its threshold price will result in a loss of more than 50%, and possibly all, of your investment.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying stock closes at or above its respective starting price on any calculation day. In all cases, you will not participate in any appreciation of any underlying stock, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

May 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the closing price of any underlying stock at the time of sale is near or below its downside threshold price or if market interest rates rise.

You cannot predict the future performance of any underlying stock based on its historical performance. The price(s) of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price(s) of one or more of the underlying stocks may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “Blue Owl Capital Inc. Overview,” “Apollo Global Management, Inc. Overview,” “Ares Management Corporation Overview” and “KKR & Co. Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are

May 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the downside threshold prices and the ending prices and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

May 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the starting price at or above which such underlying stock must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold price for such underlying stock, which is the price at or above which such underlying stock must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the call premium, each underlying stock must close at or above its respective starting price on the applicable calculation day. In addition, if the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be

May 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

less than 50% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. in connection with this offering.

￭We may engage in business with or involving Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. without regard to your interests and thus may acquire non-public information about Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Blue Owl Capital Inc., Apollo Global Management, Inc., Ares Management Corporation or KKR & Co. Inc. which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

May 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Blue Owl Capital Inc. Overview

Blue Owl Capital Inc. is a global alternative asset manager. The OWL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Blue Owl Capital Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-39653 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Blue Owl Capital Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the OWL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the OWL Stock for the period from January 1, 2021 through May 18, 2026. The closing price of the OWL Stock on May 18, 2026 was $9.49. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the OWL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the OWL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the OWL Stock at any time, including on the calculation days.

Class A Common Stock of Blue Owl Capital Inc. – Daily Closing Prices January 1, 2021 to May 18, 2026

This document relates only to the securities referenced hereby and does not relate to the OWL Stock or other securities of Blue Owl Capital Inc. We have derived all disclosures contained in this document regarding OWL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Blue Owl Capital Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Blue Owl Capital Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the OWL Stock (and therefore the price of the OWL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Blue Owl Capital Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the OWL Stock.

May 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Apollo Global Management, Inc. Overview

Apollo Global Management, Inc. is a global alternative asset manager and a retirement services provider. The APO Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Apollo Global Management, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-41197 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apollo Global Management, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the APO Stock is accurate or complete.

The following graph sets forth the daily closing prices of the APO Stock for the period from January 1, 2021 through May 18, 2026. The closing price of the APO Stock on May 18, 2026 was $134.07. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the APO Stock may have been adjusted for stock splits and other corporate events. The historical performance of the APO Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the APO Stock at any time, including on the calculation days.

Common Stock of Apollo Global Management, Inc. – Daily Closing Prices January 1, 2021 to May 18, 2026

This document relates only to the securities referenced hereby and does not relate to the APO Stock or other securities of Apollo Global Management, Inc. We have derived all disclosures contained in this document regarding the APO Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apollo Global Management, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apollo Global Management, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the APO Stock (and therefore the price of the APO Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apollo Global Management, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the APO Stock.

May 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Ares Management Corporation Overview

Ares Management Corporation is a global alternative asset manager and a retirement services provider. The ARES Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Ares Management Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-41197 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Ares Management Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ARES Stock is accurate or complete.

The following graph sets forth the daily closing prices of the ARES Stock for the period from January 1, 2021 through May 18, 2026. The closing price of the ARES Stock on May 18, 2026 was $123.70. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the ARES Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ARES Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the ARES Stock at any time, including on the calculation days.

Class A Common Stock of Ares Management Corporation – Daily Closing Prices January 1, 2021 to May 18, 2026

This document relates only to the securities referenced hereby and does not relate to the ARES Stock or other securities of Ares Management Corporation. We have derived all disclosures contained in this document regarding the ARES Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Ares Management Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Ares Management Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ARES Stock (and therefore the price of the ARES Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Ares Management Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the ARES Stock.

May 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

KKR & Co. Inc. Overview

KKR & Co. Inc. is an investment firm that offers asset management as well as capital markets and insurance solutions. The KKR Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by KKR & Co. Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34820 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding KKR & Co. Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the KKR Stock is accurate or complete.

The following graph sets forth the daily closing prices of the KKR Stock for the period from January 1, 2021 through May 18, 2026. The closing price of the KKR Stock on May 18, 2026 was $95.97. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the KKR Stock may have been adjusted for stock splits and other corporate events. The historical performance of the KKR Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the KKR Stock at any time, including on the calculation days.

Common Stock of KKR & Co. Inc. – Daily Closing Prices January 1, 2021 to May 18, 2026

This document relates only to the securities referenced hereby and does not relate to the KKR Stock or other securities of KKR & Co. Inc. We have derived all disclosures contained in this document regarding the KKR Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to KKR & Co. Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding KKR & Co. Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KKR Stock (and therefore the price of the KKR Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning KKR & Co. Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the KKR Stock.

May 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

May 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Blue Owl Capital Inc., the Common Stock of Apollo Global Management, Inc., Class A Common Stock of Ares Management Corporation and the Common Stock of The KKR & Co. Inc. due May 23, 2029

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

May 2026 Page 23